Exhibit 10.1
__________________, 2008

China Ascendance Acquisition Corporation
108 North 4th Ring East Road
QianHe JiaYuan
Building 9, Suite 607
Beijing, 100029, China

Susquehanna Financial Group, LLLP
401 City Avenue, Suite 220
Bala Cynwyd, Pennsylvania 19004

Ladenburg Thalmann & Co. Inc.
590 Madison Avenue
New York, New York 10022

Re:	Initial Public Offering

Gentlemen:

The undersigned officer and director of China Ascendance Acquisition Corporation (“Company”), in consideration of Susquehanna Financial Group, LLLP (“Susquehanna”) and Ladenburg Thalmann & Co. Inc. entering into a letter of intent (“Letter of Intent”) to underwrite an initial public offering of the securities of the Company (“IPO”) and embarking on the IPO process, hereby agrees as follows (certain capitalized terms used herein are defined in paragraph 15 hereof):

1. If the Company solicits approval of its shareholders of a Business Combination, the undersigned will vote all Insider Shares beneficially owned by him in accordance with the majority of the votes cast by the holders of the IPO Shares.

2. In the event that the Company fails to consummate a Business Combination within 18 months of the closing date of the IPO, or within 24 months of the closing date of the IPO if the Company has entered into a letter of intent, memorandum of understanding, agreement in principle or definitive agreement within such 18-month period but has not consummated a business combination within such 18-month period, or within 36 months of the closing date of the IPO if the Company has obtained shareholder approval for a 12-month extension,  the undersigned will (i) cause the Trust Fund (as defined in the Letter of Intent) to be liquidated and distributed to the holders of IPO Shares and (ii) take all reasonable actions within his power to cause the Company to liquidate as soon as reasonably practicable. The undersigned hereby waives any and all right, title, interest or claim of any kind in or to any distribution of the Trust Fund and any remaining net assets of the Company as a result of such liquidation with respect to his Insider Shares (“Claim”) and hereby waives any Claim the undersigned may have in the future as a result of, or arising out of, any contracts or agreements with the Company and will not seek recourse against the Trust Fund for any reason whatsoever. In the event of the liquidation of the Trust Fund, the undersigned agrees to indemnify and hold harmless the Company against any and all loss, liability, claims, damage and expense whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened, or any claim whatsoever) which the Company may become subject as a result of any claim by any vendor or other person who is owed money by the Company for services rendered or products sold or contracted for, or by any target business, but only to the extent necessary to ensure that such loss, liability, claim, damage or expense does not reduce the amount in the Trust Fund.

China Ascendance Acquisition Corporation
Susquehanna Financial Group, LLLP
Ladenburg Thalmann & Co. Inc.
___________, 2008

3. In order to minimize potential conflicts of interest which may arise from multiple affiliations, the undersigned agrees to present to the Company for its consideration, prior to presentation to any other person or entity, any suitable opportunity to acquire an operating business, until the earlier of the consummation by the Company of a Business Combination, the liquidation of the Company or until such time as the undersigned ceases to be an officer or director of the Company, subject to any pre-existing fiduciary and contractual obligations the undersigned might have.

4. The undersigned acknowledges and agrees that the Company will not consummate any Business Combination which involves a company which is affiliated with any of the Insiders unless the Company obtains an opinion from an independent investment banking firm reasonably acceptable to Susquehanna that the business combination is fair to the holders of the IPO Shares from a financial point of view.

5. Neither the undersigned, any member of the family of the undersigned, nor any affiliate (“Affiliate”) of the undersigned will be entitled to receive and will not accept any compensation for services rendered to the Company prior to or in connection with the consummation of the Business Combination; provided that commencing on the Effective Date, China Ascendance Management Corporation (“Related Party”), shall be allowed to charge the Company $7,500 per month, representing an allocable share of Related Party’s overhead, to compensate it for the Company’s use of Related Party’s offices, utilities and personnel. Related Party and the undersigned shall also be entitled to reimbursement from the Company for their out-of-pocket expenses incurred in connection with seeking and consummating a Business Combination.

6. Neither the undersigned, any member of the family of the undersigned, nor any Affiliate of the undersigned will be entitled to receive or accept a finder’s fee or any other compensation in the event the undersigned, any member of the family of the undersigned or any Affiliate of the undersigned originates a Business Combination.

China Ascendance Acquisition Corporation
Susquehanna Financial Group, LLLP
Ladenburg Thalmann & Co. Inc.
___________, 2008

7. On the Effective Date, the undersigned will escrow the Insider Shares beneficially held by him subject to the terms of a Stock Escrow Agreement which the Company will enter into with the undersigned and an escrow agent acceptable to the Company.

8. The undersigned agrees to be the Vice Chairman of the Board, Chief Financial Officer and Secretary of the Company until the earlier of the consummation by the Company of a Business Combination or the liquidation of the Company. The undersigned’s biographical information furnished to the Company and Susquehanna and attached hereto as Exhibit A is true and accurate in all respects, does not omit any material information with respect to the undersigned’s background and contains all of the information required to be disclosed pursuant to Item 401 of Regulation S-K, promulgated under the Securities Act of 1933. The undersigned’s Questionnaire furnished to the Company and Susquehanna and annexed as Exhibit B hereto is true and accurate in all respects. The undersigned represents and warrants that:

(a) he is not and has never been subject to, or a respondent in, any actual or threatened legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction;

(b) he has never been convicted of or pleaded guilty to any crime (i) involving any fraud or (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and he is not currently a defendant in any such criminal proceeding; and

(c) he has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked.

9. The undersigned has full right and power, without violating any agreement by which he is bound, to enter into this letter agreement and to serve as Vice Chairman of the Board, Chief Financial Officer and Secretary of the Company.

10. The undersigned hereby waives his right to exercise conversion rights or appraisal rights with respect to any Ordinary Shares of the Company beneficially owned or to be owned by the undersigned, directly or indirectly, and agrees that he will not seek conversion or appraisal with respect to such shares in connection with any vote to approve a Business Combination.

China Ascendance Acquisition Corporation
Susquehanna Financial Group, LLLP
Ladenburg Thalmann & Co. Inc.
___________, 2008

11. The undersigned hereby agrees to not propose or cause Pantum Capital Partners to propose, or vote in favor of, an amendment to the Company’s Memorandum and Articles of Association to extend the period of time in which the Company must consummate a Business Combination prior to its liquidation. Should such a proposal be put before shareholders other than through actions by the undersigned, the undersigned hereby agrees to vote, or cause Pantum Capital Partners to vote, against such proposal. This paragraph may not be modified or amended under any circumstances.

12. In the event that the Company does not consummate a Business Combination and must liquidate and its remaining net assets are insufficient to complete such liquidation, the undersigned agrees to cause Related Party to promptly advance such funds necessary to complete such liquidation and agrees not to seek repayment for such expenses.

13. The undersigned authorizes any employer, financial institution, or consumer credit reporting agency to release to Susquehanna and its legal representatives or agents (including any investigative search firm retained by Susquehanna) any information they may have about the undersigned’s background and finances (“Information”). Neither Susquehanna nor its agents shall be violating the undersigned’s right of privacy in any manner in requesting and obtaining the Information and the undersigned hereby releases them from liability for any damage whatsoever in that connection.

14. This letter agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The undersigned hereby (i) agrees that any action, proceeding or claim against his arising out of or relating in any way to this letter agreement (a “Proceeding”) shall be brought and enforced in the courts of the State of New York of the United States of America for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive, (ii) waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum and (iii) irrevocably agrees to appoint Graubard Miller as agent for the service of process in the State of New York to receive, for the undersigned and on his behalf, service of process in any Proceeding. If for any reason such agent is unable to act as such, the undersigned will promptly notify the Company and Susquehanna and appoint a substitute agent acceptable to each of the Company and Susquehanna within 30 days and nothing in this letter will affect the right of either party to serve process in any other manner permitted by law.

China Ascendance Acquisition Corporation
Susquehanna Financial Group, LLLP
Ladenburg Thalmann & Co. Inc.
___________, 2008

15. As used herein, (i) a “Business Combination” shall mean the acquisition, through a stock exchange, asset acquisition or other similar business combination, of an operating business, or control of such operating business, through contractual arrangements, that has its principal operations located in the People’s Republic of China; (ii) “Insiders” shall mean all officers, directors and shareholders of the Company immediately prior to the IPO; (iii) “Insider Shares” shall mean all of the Ordinary Shares of the Company acquired by an Insider prior to the IPO; (iv) “Insider Warrants” means the warrants being sold privately by the Company to certain of the Insiders; and (v) “IPO Shares” shall mean the Ordinary Shares issued in the Company’s IPO.

Matthew Hayden
Print Name of Insider

Signature